                      NON-QUALIFIED STOCK OPTION AGREEMENT


      THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Option Agreement") is made and entered into as of October 5, 1998 (the "Grant Date"), between Gunther International, Ltd., a Delaware corporation (the "Company"), and Marc I. Perkins, an individual residing within the State of Connecticut (the "Optionee").

                                    RECITALS:

      A. The Optionee and the Company have entered into an Employment Agreement, effective as of the date hereof (the "Employment Agreement"), providing for the employment of the Optionee by the Company on the terms and subject to the conditions set forth in the Employment Agreement.

      B. The Employment Agreement provides for the grant of a non-qualified stock option (the "Option") entitling the Optionee to purchase up to One Hundred Fifty Thousand (150,000) shares of the common stock, par value $.001 per share ("Common Stock"), of the Company at an exercise price of $1.50 per share.

      C. This is the Option contemplated by the Employment Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises contained in this Option Agreement, the Company hereby grants the Optionee the Option on the terms and conditions hereinafter set forth.

      1. Number of Shares; Option Price and Non-Qualified Status of Option. The Optionee shall have the right and option to purchase up to 150,000 shares of Common Stock (the "Option Shares") at an exercise price of $1.50 per share (the "Option Price"), which is not less than the fair market value of the Option Shares as of the Grant Date. The Option shall constitute and be treated at all times by the Optionee and the Company as a "non-qualified stock option" for Federal income tax purposes and shall not constitute and shall not be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Exercise of Option. The Option shall be immediately exercisable with respect o 25,000 of the Option Shares and shall become exercisable with respect to an additional 25,000 Option Shares, in cumulative installments (unless the Option is otherwise terminated in accordance with the terms and conditions hereinafter set forth), as of each of January 5, 1998; April 5, 1998; July 5, 1998; October 5, 1998; and January 5, 2000; on which date the Option shall become fully exercisable with respect to all of the Option Shares. The Option may be exercised only to purchase whole shares of Common Stock, and in no case may a fraction of a share be purchased. To exercise the Option, the Optionee must deliver a completed copy of the attached Option Exercise Form to the address indicated on the form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full

Option Price for the Option Shares being purchased. Payment of the Option Price must be made in cash or by check.

      3. Term of Option and Termination of Employment.

            (a) General. The term of the Option and this Option Agreement shall commence as of the Grant Date. The right of the Optionee to exercise the Option with respect to any Option Shares, to purchase any such Option Shares and all other rights of the Optionee with respect to any such Option Shares shall terminate on the fifth anniversary of the Grant Date, unless the Option has been earlier terminated as provided either in paragraphs (b) through (f) below. This Option Agreement shall terminate on October 29, 2003.

            (b) Death of Optionee. If the Optionee shall die prior to the exercise of the Option while the Optionee is employed by the Company, then the Option may be exercised by the legatee(s) or personal representative(s) of the Optionee at any time within one year after the Optionee's death; provided, however, that (i) the Option may not be exercised after its expiration date; and
(ii) the Option may be exercised after the Optionee's death if and only to the extent that the Option was exercisable at the time of the Optionee's death.

            (c) Disability. If the Optionee's employment with the Company shall terminate prior to the exercise of the Option as a result of the "disability" of the Optionee (as defined in Section 6.2 of the Employment Agreement), then the Option may be exercised by the Optionee (or his personal representative(s)) at any time within one year after the Optionee's termination of employment; provided, however, that (i) the Option may not be exercised after its expiration date; and (ii) the Option may be exercised after the termination of the Optionee's employment if and only to the extent that the Option was exercisable at the time of termination of the Optionee's employment.

            (d) Termination For Cause. If the Optionee's employment with the Company shall terminate prior to the exercise of the Option because the Optionee is terminated "For Cause" (as defined in Section 6.3 of the Employment Agreement), then the Option shall immediately terminate upon the termination of the Optionee's employment with the Company.

            (e) Termination For Good Reason. If the Optionee's employment with the Company shall terminate prior to the exercise of the Option For Good Reason (as defined in Section 6.4 of the Employment Agreement), then the Option (subject to clauses (i) and (ii) of paragraph (c) above) may be exercised by the Optionee at any time within three months after the Optionee's termination of employment.

            (f) Termination for Other Reason. If the Optionee's employment with the Company shall terminate prior to the exercise of the Option for any reason other than as set forth in paragraphs (b) through (e) above, then the Option (subject to clauses (i) and (ii) of paragraph (c) above) may be exercised by the Optionee at any time within one month after the Optionee's termination of employment.

      4. Notices. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Company at its principal executive offices located at One Winnenden Road, Norwich, Connecticut 06360, or to the Optionee at the last known address of the Optionee reflected in the personnel records of the Company or at such other address as the parties may designate in writing.

      5. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

      6. Rights of a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Option Shares unless and until certificates for shares of Common Stock are issued to the Optionee.

      7. Rights to Terminate Employment. Nothing in this Option Agreement shall confer upon the Optionee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Optionee.

      8. Transferability of Option. This Option may not be transferred by the Optionee (other than by will or the laws of descent and distribution) and may be exercised during the Optionee's lifetime only by the Optionee.

      9. Representations.

            (a) The Optionee represents and warrants to the Company that, upon exercise of this Option, the Optionee will be acquiring the Option Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Optionee understands that
(i) neither the Option nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act of 1933, and
(ii) the Option Shares must be held indefinitely by the Optionee unless a subsequent disposition thereof is registered under the Securities Act of 1933 or is exempt from such registration. The stock certificates for any Option Shares issued to the Optionee will bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

            (b) The Optionee further represents and warrants that it understands the Federal, state and local income tax consequences of the granting of the Option, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, the Optionee understands that the Company will be required to withhold Federal, state or local taxes in respect of any compensation income realized by the Optionee upon exercise of the Option granted hereunder. To the extent that the Company is required to withhold any such taxes, the Optionee hereby agrees that the Company may deduct from any payments of any kind otherwise due to the Optionee an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to the Optionee, then the Optionee agrees to provide the Company with cash funds equal to the total Federal, state and local taxes required to be so withheld, or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

      10. Amendment. This Option Agreement may be amended only by a written document signed by both parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year set forth above.

                                    GUNTHER INTERNATIONAL, LTD.


                                    By: /s/ Robert Spiegel
                                        ---------------------------------------
                                        Name:   Robert Spiegel
                                        Title:  Chairman of the Executive
                                                Compensation/Stock Option
                                                Committee


                                    The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement.


                                    /s/ Marc I. Perkins            (Optionee)
                                    -------------------------------
                                    Marc I. Perkins

                           GUNTHER INTERNATIONAL, LTD.
                           NON-QUALIFIED STOCK OPTION

                              OPTION EXERCISE FORM



      I, Marc I. Perkins, do hereby exercise the right to purchase ______________ shares of Common Stock, $.001 par value, of Gunther International, Ltd. pursuant to the Non-Qualified Stock Option granted to me on October 5, 1998.


Date: ___________________           _________________________________________
                                    Signature




             Send a completed copy of this Option Exercise Form to:

                           Gunther International, Ltd.
                               One Winnenden Road
                           Norwich, Connecticut 06360

                       Attention: Chief Financial Officer